UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017 (December 6, 2017)

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On December 6, 2017, Reed’s, Inc., a Delaware corporation (the “Company,” “we”, or “us”) entered into a dealer-manager agreement with Maxim Group LLC (the “Maxim”) relating to the distribution of rights to purchase up to $14 million of units, each unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and ½ warrant to purchase Common Stock (the “rights offering”). On December 12, 2017, we entered into an amendment to the dealer-manager agreement (as amended, the “DM Agreement”) reducing the subscription price of the units and extending the rights offering. The price to the public in this offering was reduced from $1.75 to $1.50 per unit, and each whole warrant is exercisable for one share of Common Stock at a price of $2.025. The expiration of the rights offering was extended from December 15, 2017 to December 19, 2017 at 5:00 P.M. Eastern time. The closing of the rights offering is subject to customary closing conditions set forth in the DM Agreement.

The offering is being made pursuant to the Company’s effective registration statement on Form S-1 (Registration Statement No. 333-221059) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and accompanying prospectus and prospectus supplements filed with the SEC.

In connection with the rights offering, we have agreed to pay to Maxim as the dealer-manager a cash fee equal to: (i) 7% of the gross proceeds received by us directly from exercises of the subscription rights, other than from exercises by our officers and directors or Raptor /Harbor Reed’s SPV LLC (”Raptor”), (ii) 4% of the gross proceeds received from certain investors having prior existing relationships with the Company, and (iii) 2% of the gross proceeds received by us from the backstop commitment, as described below,or from Raptor’s exercise of the subscription rights. We have also agreed to reimburse Maxim for its expenses up to $75,000. We agreed to advance $30,000 of this $75,000 allowance to Maxim; provided that Maxim will promptly reimburse to us any portion of the advance not used for actual out-of-pocket expenses.

If within twelve (12) months following the termination of the rights offering (provided the termination was not for the dealer-manager’s material failure to provide services related to this rights offering), we complete any financing of equity, equity linked or debt or other capital raising activity (other than the mere exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors contacted by Maxim in connection with the rights offering, then we will pay to Maxim, upon the closing of such financing, the same cash fees set forth above with respect to such offering.

Additionally, subject to completion of the rights offering, for a period of twelve (12) months from the date of commencement of sale of the rights offering, we have granted to Maxim the right of participation to act as book runner or co-manager with at least 25.0% of the economics for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us or any of our subsidiaries or successor entities.

We have agreed to indemnify Maxim and its respective affiliates against certain liabilities arising under the Securities Act of 1933, as amended. Maxim’s participation in this offering is subject to customary conditions contained in the DM Agreement, including the receipt by Maxim of an opinion of our counsel. Maxim and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

On December 6, 2017, the Company entered into a definitive backstop commitment agreement (“Backstop Agreement”) with Raptor, a significant shareholder of the Company, whereby Raptor agreed to purchase from us a minimum of $6 million of unregistered units not subscribed in the rights offering in a private placement, subject to customary terms and conditions. Raptor may exercise its basic subscription right and over-subscription privilege as a rights holder in the rights offering (subject to pro-ration as described elsewhere in this prospectus) but has no obligation to do so. The backstop commitment of a minimum of $6 million will be reduced by the subscription price paid by Raptor for its exercise of the basic subscription right and over-subscription privilege (if any) in the rights offering. The backstop commitment will also be reduced to the extent aggregate gross proceeds to the Company from the exercise of rights by rights holders exceed $8 million and is subject to other customary terms and conditions. The backstop commitment is scheduled to close not later than the third trading day following the expiration date of the rights offering. Investment of any amount greater than $6 million will be made in Raptor’s sole discretion, subject to limitations of NYSE American Company Guide Section 713 and shareholder approval obtained at the Company’s 2017 Annual Meeting of Stockholders.

As compensation for the backstop commitment and subject to the closing of the rights offering, we will issue to Raptor, five-year warrants to purchase a minimum of 750,000 shares of our common stock. In the event Raptor funds more than $6 million pursuant to the backstop commitment, we will grant to Raptor additional warrants equal to 12.5% of funding in excess of $6 million. These “backstop warrants” will have an exercise price equal to $1.50, will not be exercisable for a term of 180 days and will have a cashless exercise feature. The backstop warrants are issuable to Raptor upon conclusion of the rights offering in consideration for the backstop commitment, subject to closing the rights offering, or, in the alternative, as a break-up fee if we enter into a definitive backstop commitment agreement for this rights offering with a third party unaffiliated with Raptor.

We also agreed to register the shares of common stock underlying the units (including shares of common stock underlying the warrants contained in the units) and shares of common stock underlying the backstop warrants. We will be subject to certain liquidated damages if we do not register the shares within the prescribed time frame.

Further, subject to NYSE American rules, we agreed to use our best efforts to appoint up to two individuals designated by Raptor to serve on our board of directors.

Regardless of whether the transactions contemplated by the Backstop Agreement are consummated, we have agreed to reimburse Raptor for all reasonable out-of-pocket fees and expenses (including attorneys’ fees and expenses) incurred by them in connection with the Backstop Agreement and the transactions contemplated thereby, not to exceed $50,000.

On December 12, 2017, we entered into an amendment to the Backstop Agreement (“Amendment to Backstop Agreement”) clarifying that the number of shares and warrant shares to be issued pursuant to the backstop commitment will not exceed 6,000,000.

In addition, on December 6, 2017, we entered into an amendment to note (“First Amendment to Note”) with Raptor, extending its subordinated convertible non-redeemable secured note in the principal amount of $3.4 million by twenty-four months in exchange for reducing the conversion price of the note from $3.00 to $1.75. We also agreed to file a registration statement registering the shares of common stock issuable upon conversion of the note after completion of the rights offering. We will be subject to certain liquidated damages if we do not register the shares within the prescribed time frame. The First Amendment to Note is subject to completion of the rights offering and will be cancelled if the rights offering is terminated, for any reason.

On December 12, 2017, in connection with the reduction of the offering price in the rights offering to $1.50, we entered into a second amendment to the note (“Second Amendment to Note”) further reducing the conversion price of the note to $1.50.

The foregoing descriptions of the DM Agreement and amendment thereto, First Amendment to Note, Second Amendment to Note, Backstop Agreement and Amendment to Backstop Agreement are not complete and are qualified in their entirety by reference to the full text of the documents, copies of which are filed as Exhibits 1.1, 1.2, 4.1, 4.2, 10.1 and 10.2, respectively, to this report and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The disclosures set forth in Item 1.01 regarding the First Amendment to Note Second Amendment to Note are incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1 Dealer Manager Agreement dated December 6, 2017 by and between Reed’s Inc. and Maxim Group, LLC

1.2 Amendment to Dealer-Manager Agreement dated December 12, 2017 by and between Reed’s Inc. and Maxim Group, LLC

4.1 Amendment to Subordinated Convertible Non-Redeemable Secured Note dated December 6, 2017 by and between Reed’s Inc. and Raptor/ Harbor Reeds SPV LLC

4.2 Second Amendment to Subordinated Convertible Non-Redeemable Secured Note by and between Reed’s Inc. and Raptor Harbor Reeds SPV LLC dated December 12, 2017

10.1 Backstop Commitment Agreement by and between Reed’s Inc. and Raptor/ Harbor Reeds SPV LLC dated December 6, 2017

10.2 Amendment to Backstop Commitment Agreement by and between Reed’s Inc. and Raptor/ Harbor Reeds SPV LLC dated December 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: December 12, 2017	By:	/s/ Valentin Stalowir
Valentin Stalowir,
Chief Executive Officer